EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Arden Group, Inc. and Consolidated Subsidiaries

We consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 333-46704 and 333-69787) of Arden Group, Inc. of our report dated March 11, 2013 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Arden Group, Inc., appearing in this Annual Report (Form 10-K) for the year ended December 29, 2012.

/s/ Moss Adams LLP
Los Angeles, California
March 11, 2013